CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

                                                                   Exhibit 10.23

                 MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT

      This Software License Agreement ("Agreement") is made by and between eSoft, Inc., with offices at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021 ("eSoft"), and Gateway, Inc., with offices at 4545 Towne Centre Court, San Diego, CA, 92121 ("Gateway"). eSoft and Gateway are each referred to below as a "Party," and collectively as the "Parties." This Agreement becomes effective on February 22, 2000 ("Effective Date").

RECITALS

A. Gateway develops and markets a wide variety of computer hardware and software products and computer-related services in various market segments.

B. eSoft provides a family of Linux-based Internet software, appliances and services that enable small to medium-sized businesses to reliably connect with and take advantage of the Internet.

C. The Parties now wish to set forth the terms and conditions under which Gateway and eSoft enter into certain licensing and other business arrangements, as described in more detail below.

AGREEMENT

NOW, THEREFORE, in consideration of and conditioned on the Recitals set forth above and incorporated in this Agreement, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.    DEFINITIONS

      1.1 "Affiliate" means any legal entity that is a brother or sister company, i.e., a Subsidiary of the same parent entity.

      1.2 "Confidential Information" shall have the meaning ascribed in that certain Confidential Disclosure Agreement between eSoft and Gateway, dated June 1, 1999 (the "CDA").

      1.3 "Derivative Works" means any work that would be deemed a Derivative Work under the Copyright Act, Title 17 of the U.S. Code. In addition, Derivative Works also include any modifications that might be covered by trade secret or patent law.

      1.4 "Distributors" means resellers, distributors, original equipment manufacturers ("OEMs"), value-added resellers ("VARs"), system integrators, dealers, agents, and subdistributors.

      1.5 "eSoft Deliverables" means the deliverables associated with Project(s), if applicable.

      1.6 "eSoft Intellectual Property Rights" means eSoft's rights (including under licenses from third parties), now or hereafter existing, in any (i) patents and patent applications that would, but for the license grant to Gateway hereunder, be infringed by using, distributing, or sublicensing the eSoft Software or Managed Services in the manner permitted under the license grants hereof, (ii) copyrights in the eSoft Software or Managed Services, and (iii) trade secrets in or necessary to the eSoft Software or Managed Services.

      1.7 "eSoft Software" means the computer program(s) in Object Code form, referred to as "TEAM Internet" (including but not limited to those models currently referred to by the following numerical designations: 100, 200 and 300), and any other software as further described in Exhibit A of this Agreement, and all Enhancements, Upgrades, Major Releases, Translations, and all Derivative Works created therefrom.

      1.8 "eSoft Technical Information" means the technical information and associated documentation specified in Exhibit A.

      1.9 "Enhancement" means, with respect to the eSoft Software, any support or bug fixes, error corrections, patches, workarounds, minor modifications and releases, added or modified drivers, APIs, and tools for publishing in Object Code form, including any updated technical notes, Technical Documentation.

      1.10 "Independent Development" means any engineering efforts undertaken by or on behalf of either party, but specifically excluding those efforts undertaken by a party on behalf of the other party in consideration for payment by the party receiving such services (including, without limitation, services provided pursuant to a Statement of Work, and consulting services provided herein).

      1.11 "Gateway" means Gateway, Inc., and any worldwide Gateway Subsidiary or Affiliate.

      1.12 "Gateway Deliverable" means all software programs, Source Code and Object Code, files, tapes, disks, and related user documentation, originally developed or adapted for Gateway under a Statement of Work.

      1.13 "Gateway Intellectual Property Rights" means Gateway's rights (including under licenses from third parties), now or hereafter existing, in any (i) patents and patent applications that would, but for the licenses grant to eSoft hereunder, be infringed by using, distributing, or sublicensing any Gateway Product or Gateway Deliverable in the manner permitted under the license grants hereof,
            (ii) copyrights in any Gateway Products or Gateway Deliverable, and
            (iii) trade secrets in or necessary to the Gateway Products or Gateway Deliverable.

      1.14 "Gateway Products" means any or all current and future hardware or software products and/or services that are developed, provided, rendered, manufactured, marketed, distributed, licensed, or sold by or for Gateway and/or its Distributors, including products manufactured by Gateway's Distributors under license from Gateway.

      1.15 "Licensed Product" means the eSoft Software, eSoft Technical Information, Technical Documentation, and eSoft Deliverables licensed to Gateway under this Agreement.

      1.16 "Major Release" means a significantly enhanced or revised release of the eSoft Software, as customarily signified in the software industry by a change in the digits which appear immediately to the left of the decimal point in the version number, or pursuant to eSoft's customary manner of designation.

      1.17 "Managed Services" means those remote management services provided through the wide area network (WAN) interface provided by eSoft as described on Exhibit A, that are marketed and sold by Gateway to Distributors, and end users.

      1.18 "Object Code" means software, including all computer programming code in binary form, that is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly, and all help, message, overlay files and all documentation related thereto, whether in electronic or hard copy form.

      1.19 "OEM" or "Original Equipment Manufacturer" means any Party that licenses a software product and then re-labels that product or packages that product with other products for distribution.

      1.20 "Phase" means any of the various segments or portions into which a Project is divided, as described in a Statement of Work, if applicable.

      1.21 "Product Acceptance" means the process governing Gateway's evaluation and acceptance of the eSoft Deliverables, as that Product Acceptance process is set forth herein.

      1.22 "Project" means the development effort described in a Statement of Work, through and including acceptance by Gateway.

      1.23 "Source Code" means the software code from which Object Code is compiled. Source Code includes the commented software source code and design documentation for the relevant software, as well as other materials, in both machine readable and hard-copy form, that are used to develop or test the software. Source Code includes, for example, relevant electronically readable source documentation, design documents, data models, help materials, tutorial programs and any information or programs necessary to compile the Source Code into executable, fully-functioning Object Code.

      1.24 "Statement of Work" means a document agreed upon and executed by the Parties that sets for the terms and conditions related to certain development work or other consulting services provided by eSoft to Gateway hereunder.

      1.25 "Subsidiary" means any legal entity, more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, now or hereafter, owned or controlled, directly or indirectly, by a Party (but only so long as such conditions exist).

      1.26 "Support" means the ongoing support and maintenance obligations for the eSoft Software described herein, which services eSoft will provide to Gateway.

      1.27 "Technical Documentation" means any engineering and interface documentation in connection with eSoft Software or Managed Services, including any Translations and Derivative Works therefrom.

      1.28 "Territory" means those geographic markets into which the Gateway may market and license the eSoft Software and Managed Services.

      1.29 "Translations" means any translations of the eSoft Software from one language or dialect into another.

      1.30 "Upgrade" means products, features and developments (including Major Releases) which enhance or complement the functionality of the eSoft Software, which result from the Independent Development activities of or on behalf of eSoft.

2.    OWNERSHIP

      2.1 Ownership of eSoft Software. As between the parties, Gateway acknowledges and agrees that nothing in this Agreement grants any ownership right to Gateway in or to the eSoft Software. All right, title and interest in the eSoft Software shall be deemed to vest in eSoft.

      2.2 Ownership of the Gateway Product(s). As between the parties, eSoft acknowledges and agrees that nothing in this Agreement grants any ownership right to eSoft in or to the Gateway Product(s). Accordingly, eSoft acknowledges and agrees that Gateway owns and shall own all right, title, and interest in and to all Gateway Products, whether now existing or hereafter created.

3.    LICENSES

      3.1 eSoft Software. Subject to the terms and conditions of this Agreement, including, but not limited to the distribution provisions in Section 4 below, eSoft hereby grants to Gateway a nonexclusive, royalty-bearing, irrevocable (except for material breach), perpetual, transferable license under eSoft's Intellectual Property Rights in the eSoft Software (as defined in Exhibit A) and Enhancements, to make, use, copy, translate, perform, display, and to distribute the eSoft Software, Enhancements, or Derivative Works therefrom (directly or indirectly) in Object Code form, as installed upon or sold as a [...***...] Gateway Products; and to make, use, sell, offer for sale, import and export Gateway Products that include a pre-installed version of the Licensed Products, and to sublicense any of the foregoing rights with the right to grant further sublicenses in the Territory set forth in Exhibit A. The foregoing notwithstanding, Gateway agrees that it shall not have the right to distribute the eSoft Software on a [...***...] basis, except that: (i) Gateway shall have the right to distribute Enhancements, Upgrades, and Major Releases on a stand-alone basis to its Distributors and end-users for use on a Gateway Product that was initially purchased as a bundle that included a Licensed Product; and (ii) Gateway may distribute on a stand-alone basis media containing a Licensed Product to its Distributors or end-users as a backup copy or a replacement for defective media initially received by such Distributors or end-users.

      3.2 eSoft Technical Information and Technical Documentation. Subject to the terms and conditions of this Agreement, eSoft hereby grants to Gateway a nonexclusive, irrevocable (except for material breach), non-royalty bearing, perpetual, transferable license under eSoft's Intellectual Property Rights to make, use, copy, perform, display and create Derivative Works from the eSoft Technical Information and Technical Documentation and to sell and distribute the Technical Documentation and Derivative Works therefrom, whether directly or indirectly, and to sublicense any of the foregoing rights with the right to grant further sublicenses.

      3.3 License to Gateway for Managed Services. eSoft agrees to grant to Gateway a nonexclusive, transferable, license under eSoft Intellectual Property Rights to use, market and sell the Managed Services as described in Exhibit A.

      3.4 No Trademark Licenses. Nothing in this Agreement grants to either Party any express or implied license or obligation to use any of the other Party's trademarks, service marks, trade names, logos, or any other corporate or product identifier of the other Party without the other Party's express prior written permission. The Parties will negotiate in good faith and complete within a reasonable time after the execution of this Agreement, a mutually agreeable trademark license agreement.

      3.5 Reservation of Rights. All rights not expressly granted in this Agreement are reserved to the owner, and no other licenses are granted by implication, estoppel, or otherwise.

      3.6 Restriction on Manner, Market Segment, Territory, or Media. Gateway may distribute and have distributed Licensed Products (a) directly to any end-user or indirectly through Gateway's Distributors; (b) in the Territory specified in Exhibit A, (c) for use with any operating system, microprocessor architecture or platform and (d) in or through any and all media or manner of delivery, whether now existing or hereafter devised, including but not limited to diskette, CD-ROM, DVD, or other fixed storage media or via the Internet or any variation to or successor thereof, or any intranet, extranet or computer network of any kind.

***CONFIDENTIAL TREATMENT REQUESTED

4. COMPENSATION. Subject to eSoft's compliance with the terms and conditions of this Agreement, and subject to Section 8 below, in consideration for the rights and licenses granted by eSoft and the obligations assumed hereunder, Gateway will compensate eSoft as follows:

      4.1 Software License and Royalty Fees. The license fee royalties applicable to the license grants set forth in Sections 3.1 and 3.2 above shall be payable on a quarterly basis in arrears and shall be paid in accordance with the License Fee schedule set forth on Exhibit A attached hereto for each Gateway end-user that pays a [...***...] subscription fee that includes a license to the eSoft Software. Gateway shall submit a quarterly report indicating the number of end-users who paid a [...***...] subscription fee that includes licenses to the eSoft Software during the prior quarter. Each quarterly report shall specify by Module ID the number of licenses included in such [...***...] subscription fees. Payments shall be received by eSoft no later than [...***...] days following the end of each calendar quarter (e.g. no later than [...***...]).

      4.2 Managed Services Fees. Gateway shall pay on a quarterly basis in arrears the Managed Services fees as set forth on Exhibit A attached hereto. Such payment shall accompany the License Fee report described in 4.1 above.

      4.3 Time and Materials/Consulting Services. Any time and materials or consulting services provided under a Statement of Work shall be compensated at the rates set forth in Exhibit A attached hereto. Such payments shall be made in full within sixty (60) days of Gateway's receipt of an invoice from eSoft. Each invoice shall set forth the fees specified in Appendix A for the consulting services provided, the date such services are rendered, a description of the services rendered, the name of the individual consultant rendering the services, the dollar amount associated with such services, and the Project such services are attributable to. Any invoices received more than sixty (60) days after the completion of each Phase of a Project (or, if no Project is specified in the applicable Statement of Work, more than sixty (60) days after the completion of the services described in such invoices), shall not be due and payable. Gateway agrees to reimburse eSoft for any pre-approved travel and living expenses associated with such activities, using Gateway's corporate travel policy, a copy of which is attached hereto as Exhibit C.

5.    MOST FAVORED CUSTOMER

      5.1 eSoft agrees to treat Gateway as a most favored customer. eSoft represents that all of the license and consulting fees, prices, warranties, benefits and other terms set forth hereunder are equivalent to or no less favorable than the terms being offered by eSoft to its other customers and distributors who order similar or lower volumes of the Licensed Product(s). If, during the term of this Agreement or any renewal hereof, eSoft agrees to provide more favorable terms than are provided hereunder to a customer who orders similar or lower volumes of the Licensed Product(s), then this Agreement shall be deemed appropriately amended to provide such terms to Gateway on a going forward basis. Subject to its confidentiality obligations to such customer, eSoft will promptly notify Gateway in writing if, during the term of this Agreement, it agrees to provide more favorable terms to a customer who orders, or commits to order, higher volumes of the Licensed Product(s). Such notice will include the nature of the terms offered to such customer and the level of commitment made by the customer.

      5.2 eSoft's pertinent records may be examined by an independent third party at Gateway's expense under an obligation of confidentiality for the purpose of determining eSoft's compliance with this Agreement. Such examination shall be conducted during regular business hours at eSoft's facilities, with ten (10) days prior written notice, and shall be conducted so as not to interfere with eSoft's normal business activities. Such examinations will not occur more frequently than semi-annually. If any examination reveals that eSoft has not been in compliance with the preceding paragraph, eSoft shall

***CONFIDENTIAL TREATMENT REQUESTED
            promptly (i) provide Gateway with any refund or credits due as established during the examination; and (ii) reimburse Gateway for any reasonable and actual expenses incurred in connection with the examination. If such examination reveals that eSoft has been in compliance with the preceding paragraph, Gateway shall bear all costs of such examination.

      5.3 It is the intent of the Parties that they will work together in good faith, on a non-exclusive basis, to pursue the integration of third party, business-to-business application service provider ("ASP") software onto a Gateway Product that includes one or more Licensed Products. Subject to any confidentiality obligations to third parties, each Party will use commercially reasonable efforts to notify the other Party of opportunities for integration described in the preceding sentence. Without limiting the non-exclusive nature of the obligation described in this Section 5.3, eSoft acknowledges and agrees that Gateway may elect to pursue opportunities with ASPs on its own or with other third parties if Gateway decides, in its sole discretion, that it wishes to pursue a strategic relationship with such ASP or that the integration of an ASP's software with the eSoft Software is commercially or technically impracticable.

6.    SUPPORT AND UPDATES

      6.1 Software and Maintenance Support. During the term of this Agreement, in connection with the eSoft Software, eSoft shall provide maintenance and support to Gateway in accordance with the provisions of Exhibit B, Maintenance and Support Obligations.

      6.2 Quarterly Meetings. During the term of this Agreement, in connection with eSoft's maintenance and support obligations, as set forth in Exhibit B, eSoft's technical support contact shall meet with Gateway's engineering team on at least a quarterly basis to discuss possible feature enhancements to the eSoft Software.

      6.3 Error Notification; Upgrades; Major Releases. During the term of this Agreement, in connection with eSoft's maintenance and support obligations, as set forth in Exhibit B, eSoft shall immediately notify Gateway in writing of any bugs or errors it discovers in the eSoft Software and must make all reasonable efforts to correct any such bugs or errors in an expedient fashion. In addition, eSoft will also use reasonable efforts to continually increase the features and improve the quality, utility, efficiency and reliability of the eSoft Software via Upgrades. eSoft will provide all Enhancements to Gateway at no additional charge within a reasonable time after they are available, but in no event later than thirty (30) days before eSoft makes such Enhancements generally available. eSoft agrees to advise Gateway of any Upgrade or Major Release at least ninety (90) days prior to the scheduled release date of such Upgrade or Major Release. Unless eSoft distributes such Enhancement, Upgrade or Major Release through a software download or other electronic means, eSoft also agrees to provide Gateway, at no additional charge, with a golden master diskette, CD or DVD ROM of each Enhancement, Upgrade or Major Release at least sixty (60) days before eSoft releases it for general availability.

7.    TRAINING AND CONSULTING

      7.1 Training and Support Services. During the term of this Agreement, at Gateway's request, eSoft shall provide training services to Gateway in accordance with Exhibit B, Maintenance and Support Obligations.

      7.2 Consulting. To the extent that Gateway requires consulting services to be performed by eSoft, such consulting services shall be addressed in a Statement of Work. Each Statement of Work shall be numbered sequentially, such as "Statement of Work #1," "Statement of Work #2," etc.

      7.3 Ownership of Work Product. Each Statement of Work shall specify whether each item of work product that is produced under such Statement of Work is a Gateway Deliverable or an eSoft Deliverable. Subject to the terms and conditions of this Agreement, eSoft hereby grants to Gateway a nonexclusive, royalty-bearing, irrevocable (except for material breach), perpetual, transferable license under eSoft's Intellectual Property Rights in the eSoft Deliverables to make, use, copy, translate, perform, display, and to distribute the eSoft Deliverables or Derivative Works created therefrom (directly or indirectly); and to make, use, sell, offer for sale, import and export Gateway Products that include a pre-installed version of any eSoft Deliverable; and to sublicense any of the foregoing rights with the right to grant further sublicenses in the Territory set forth in Exhibit A. Upon payment of all fees related to each Gateway Deliverable, Gateway shall own all right, title and interest in and to all Gateway Deliverables. All Gateway Deliverables shall be deemed "works made for hire," and shall be owned by Gateway for its own internal use. To the extent that any Gateway Deliverable may not, by operation of law, be deemed a "work made for hire," eSoft hereby assigns to Gateway all right, title and interest in and to all Gateway Deliverables, including all copyrights and other intellectual property rights inherent therein or related thereto. eSoft does not convey nor does Gateway obtain any right in any pre-existing materials proprietary to eSoft which eSoft may utilize or provide pursuant to the consulting services, or other materials [...***...] for, or [...***...] by, Gateway under this Agreement, except as otherwise agreed upon in writing by the Parties. eSoft shall be free to use its general knowledge, skills and experience and any ideas, concepts, know-how and techniques related to eSoft's general consulting services in the course of providing consulting services. The Parties will cooperate with each other to execute any documents necessary to achieve the objectives of this Section 7.3.

8. PRODUCT ACCEPTANCE. With respect to the eSoft Software or eSoft Deliverables developed pursuant to the Statement of Work, the provisions governing acceptance of such eSoft Software or eSoft Deliverables are as follows:

      8.1 Initial Response. Upon receipt by Gateway of any eSoft Software or eSoft Deliverable, Gateway has [...***...] working days in which to reject or accept the eSoft Software or eSoft Deliverable. During this period, Gateway will evaluate the eSoft Software or eSoft Deliverable and test it against the relevant Statement of Work, warranty or specifications, as applicable. The foregoing notwithstanding, during such [...***...] day period, Gateway shall provide eSoft with sufficient constructive feedback to enable eSoft to assess the breadth of the issue identified by Gateway.

      8.2   Acceptance.

            8.2.1 Acceptance of eSoft Software. Gateway shall accept or reject
                  eSoft Software within the Initial Response time period defined in 8.1 above using the absence of Fatal or Severe Impact errors (as defined in Exhibit B) as the basis for Acceptance. If no Fatal or Severe Impact errors exist as defined in Exhibit B, the eSoft Software shall be declared Accepted.

            8.2.2 Acceptance of eSoft Deliverables. Gateway shall accept or reject the eSoft Deliverables using the Acceptance Test plan set forth in the applicable Statement of Work.

      8.3 Rejection. If Gateway determines that the eSoft Software and/or eSoft Deliverables do not meet the criteria defined in Section 8.2 above, and Gateway rejects either the eSoft Software or eSoft Deliverable, Gateway will provide written notice to eSoft as to the issues precluding Acceptance, and shall specify the nature of the defect, and the terms and conditions set forth below shall apply to such rejection.

***CONFIDENTIAL TREATMENT REQUESTED

            8.3.1 Intent To Correct. If Gateway provides eSoft with written notice of rejection, eSoft must respond to Gateway within [...***...] working days of receiving that notice by communicating its intent to correct the eSoft Deliverable.

            8.3.2 eSoft's Cure. After providing notice to Gateway of its intent to correct the rejected eSoft Deliverable, eSoft has [...***...] working days from the date of its receipt of Gateway's notice of initial rejection, or such other period of time agreed upon by Gateway, to correct the eSoft Deliverable and to submit the corrected version to Gateway for acceptance under the provisions set forth in this Section 8. Any resubmission of an eSoft Deliverable by eSoft must be made in good faith and must evidence substantial directed efforts to correct Gateway's identified basis of the defect.

9.    TERM AND TERMINATION

      9.1 Term. The Agreement will be effective for five (5) years ("Initial Term") from the Effective Date of the Agreement. Thereafter, the Parties may mutually agree in writing to renew the Agreement for successive one (1) year terms at least thirty (30) days prior to the end of the Initial Term or any renewal terms thereof.

      9.2 Breach, Cure and Termination. If either Party breaches any material term or condition of this Agreement, including, but not limited to the failure of the eSoft Deliverables to satisfy eSoft's warranty obligations herein, the other Party may terminate this Agreement if any such breach remains uncured more than thirty (30) days following receipt of written notice of such breach by the non-breaching Party. However, if such breach cannot reasonably be cured within such thirty (30)-day period, upon notice by the breaching Party of such fact and demonstration by such Party of all diligent efforts to cure within that period, [...***...] for a period agreed upon by the non-breaching Party. Additionally, either Party may terminate this Agreement for cause immediately if the other Party (a) files or has filed against it a petition in bankruptcy, (b) has a receiver appointed to handle its assets or affairs, or (c) makes or attempts to make an assignment for the benefit of creditors.

10.   CONFIDENTIALITY AND NONDISCLOSURE

      10.1 Confidential Information. All Confidential Information disclosed by a Party under this Agreement shall be treated in accordance with the CDA, which agreement is hereby incorporated by reference into this Agreement. If the term of this Agreement exceeds the term of the CDA, the term of the CDA shall be extended such that the CDA is coterminous with this Agreement. Any breach of the CDA shall be deemed a breach of this Agreement.

      10.2 Announcement. Notwithstanding 10.1 above, the Parties agree to develop and announce a mutually-agreeable timely press release relating to this Agreement, and Gateway agrees that its name may be used in conjunction with eSoft's customer list. Other than such agreed upon press release and the scope of the contents of such press release, neither Party shall, without the prior written consent of the other Party, disclose the terms and conditions of this Agreement or advertise or release any publicity regarding the contents of this Agreement. This provision shall survive termination of this Agreement. Breach of this provision by eSoft shall be considered a material breach of this Agreement and Gateway may terminate this Agreement immediately upon delivery of notice to eSoft and without further liability to it.

      10.3 Privacy. eSoft acknowledges the importance Gateway places on protecting the privacy of its end users. Accordingly, eSoft shall use its best efforts to safeguard any individually identifiable data acquired from or about end users, including without limitation, names,

***CONFIDENTIAL TREATMENT REQUESTED
            addresses, or credit information, against unauthorized access or use. In addition, eSoft shall not, without Gateway's prior written consent, use, sell, license, lease or otherwise transfer such data to any third party, or export such data to any location outside of the country in which eSoft acquired such data. [...***...], eSoft shall: (i) allow each end user to access any data eSoft may have regarding such end user; (ii) allow each end user to correct any incorrect or incomplete data regarding such end user; (iii) comply with any request by an end user to remove such end user's name from the customer lists maintained by eSoft; and (iv) upon receipt of a request as described in clause (iii), [...***...]. Upon the expiration or earlier termination of this Agreement, eSoft shall return to Gateway all lists and other data regarding end users then in eSoft's possession. eSoft shall not retain any copies of such data in hard copy or electronic form. Gateway acknowledges that the eSoft Software uses an [...***...] mechanism through which eSoft will gather [...***...] data from Gateway's end users. Gateway agrees that the distribution to such end users [...***...] of Enhancements, Upgrades, or Major Releases as a result of the data gathered through this [...***...] mechanism is authorized under this
            Section 10.3; provided, however, that the [...***...] data eSoft gathers from such mechanism is subject to the restrictions set forth herein.

11.   REPRESENTATIONS AND WARRANTIES; DISCLAIMER

      11.1 Representations and Warranties of eSoft Ownership and Title. eSoft represents and warrants to Gateway that it: (a) owns and will own all right, title, and interest in and to, or has or will have the right to grant the licenses granted under this Agreement, specifically including, but not limited to the eSoft Software, Upgrades, Major Releases, Technical Documentation and eSoft Deliverables and (b) it has full legal right and authority to enter into this Agreement, to fulfill its obligations, and to grant the licenses and sublicenses under this Agreement.

      11.2 eSoft Limited Product Warranty. In addition to its representations and warranties in Section 11.1, eSoft represents and warrants as follows:

           11.2.1 Conformity. eSoft represents and warrants that the eSoft Software will conform in all material respects with: (a) the specifications listed in Exhibit A or other specifications agreed upon by the Parties, (b) the Technical Documentation for eSoft Deliverables, and (c) all warranties in this Section 11.

           11.2.2 Year 2000. eSoft represents and warrants that all eSoft Software have been tested to be fully "Year 2000 capable." For purposes of this Agreement, "Year 2000 capable" means that all eSoft Software, Upgrades, and Major Releases supplied to Gateway by under the terms and conditions of this Agreement are designed and intended to be used prior to, during, and after the calendar year 2000A.D. eSoft further represents and warrants that all such products, individually and in combination, will operate during each such time period without error relating to date data, specifically including, but not limited to, any error resulting from, relating to, or the product of, date data which represents or references different centuries or more than one century and any errors resulting from or relating to calculations, processing or sequencing employing date data. eSoft further represents and warrants that none of the Licensed Products use proprietary table calculations in resolving year 2000 date data values.

           11.2.3 Viruses and Nonfunctional Code. eSoft represents and warrants that the eSoft Software will contain no viruses, worms or other harmful code.

           11.2.4 Media. eSoft represents and warrants that the media upon which the eSoft Software is furnished, if any, will be free from defects in material and workmanship. If any of the media are found to be defective, eSoft, at its option,

***CONFIDENTIAL TREATMENT REQUESTED
                  will replace or repair such media at no charge except as set forth below, provided that Gateway delivers the defective media to eSoft. eSoft may repair the defective media or replace it with new media, and the returned defective media will become eSoft's property. eSoft warrants that the repaired or replaced covered media will be free from defects in material and workmanship for a period of [...***...] days from the return shipping date. This limited warranty does not cover replacement of media damaged in the process of being installed or by abuse, accident, misuse, neglect, alteration, repair, disaster, improper installation or improper testing.

           11.2.5 Consulting Services. eSoft represents and warrants that all consulting services shall be performed in a timely, professional, and workmanlike manner in accordance with applicable commercial standards and the best practices generally observed in the industry for similar professional services. eSoft further represents and warrants that all eSoft Deliverables and Gateway Deliverables shall (i) conform with all documentation related thereto and all specifications set forth in the applicable Statement of Work.

           11.2.6 Compliance with Law. eSoft represents and warrants that all eSoft Software, consulting services performed by eSoft hereunder shall comply with any applicable law, rule or regulation, and eSoft will have obtained all permits required to comply with such laws and regulations.

      11.3 WARRANTY DISCLAIMER. THE ABOVE LIMITED WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THOSE FOR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.

12.   INDEMNIFICATION, LIMITATION OF LIABILITY AND LIABILITY CAP

      12.1 Indemnification for Claims Other than IP Claims. eSoft agrees to defend, indemnify, and hold Gateway harmless against any loss, cost, liability, and expense (including reasonable attorneys' fees and costs) relating to any action or claim brought or threatened against Gateway or its Distributors or customers arising from defects or alleged defects in the eSoft Software or eSoft Deliverables or any breach by eSoft of this Agreement, provided that Gateway shall: (i) provide eSoft with prompt written notice of such claim or action,
            (ii) have the opportunity to participate in the defense or settlement of such claim or action, specifically, eSoft shall not enter into any settlement without the prior written consent of Gateway, and (iii) provide reasonable information and assistance in the defense and/or settlement of any such claim or action. Gateway agrees that eSoft shall have the right to control the defense of such claims or litigation. The foregoing notwithstanding, eSoft's indemnification obligation hereunder shall specifically exclude [...***...], as set forth in the Statement of Work, which liabilities would not have arisen but for [...***...].

      12.2  Indemnification for IP Claims and Breach of Representation or
            Warranty.

           12.2.1 Indemnity. eSoft agrees to defend, indemnify, and hold
                  Gateway harmless against any loss, cost, liability, and expense (including reasonable attorneys' fees and costs) arising from any action or claim brought or threatened against Gateway or its Distributors or customers: (i) alleging that any Licensed Product, Gateway Deliverable or any Derivative Work of any of the foregoing infringe any patent, copyright, trademark, trade secret, or other intellectual property or proprietary right of any third party, (ii) which occurs as a result of a breach or alleged breach by eSoft of any representation or warranty herein, or (iii) which

***CONFIDENTIAL TREATMENT REQUESTED
                  occurs as a result of any negligence or willful misconduct by eSoft, its employees, agents or contractors, or (iv) which occurs as a result of any use by Gateway of any Licensed Product or Gateway Deliverable, or any Derivative Works thereof, provided that Gateway shall: (i) provide eSoft with prompt written notice of such claim or action, (ii) have the opportunity to participate in the defense or settlement of such claim or action, specifically, eSoft shall not enter into any settlement without the prior written consent of Gateway, and (iii) provide reasonable information and assistance in the defense and/or settlement of any such claim or action. Gateway agrees that eSoft shall have the right to control the defense of such claims or litigation. The foregoing notwithstanding, eSoft's indemnification obligation hereunder shall specifically exclude [...***...], as set forth in the Statement of Work, which liabilities would not have arisen but for [...***...].

           12.2.2 Remedy. In addition to and without limiting the rights set forth herein, in the event that any Licensed Product or Gateway Deliverables are held to constitute such an infringement, eSoft, at its expense, will either (i) obtain for Gateway or its Distributor or customer the right to continue to use such Licensed Product or Gateway Deliverable as contemplated herein, (ii) modify such Licensed Product or Gateway Deliverable so that it becomes non-infringing, but without materially altering its functionality, (iii) replace such Licensed Product or Gateway Deliverable with a functionally equivalent non-infringing Licensed Product or Gateway Deliverable, or (iv) refund to Gateway all license fees paid on a [...***...] schedule.

      12.3 LIMITATION OF LIABILITY. EXCEPT FOR ESOFT'S INDEMNIFICATION OBLIGATIONS HEREUNDER, AND THE REMEDY SET FORTH IN SECTION 12.2.2, LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO [...***...] DAMAGES AND NEITHER PARTY WILL HAVE ANY LIABILITY FOR ANY [...***...] DAMAGES (INCLUDING, WITHOUT LIMITING THE FOREGOING, [...***...] DAMAGES), INCLUDING, BUT NOT LIMITED TO, [...***...], IRRESPECTIVE OF WHETHER THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF ANY SUCH DAMAGES.

      12.4 LIABILITY CAP. EXCEPT FOR ESOFT'S INDEMNIFICATION OBLIGATIONS HEREUNDER, AND THE REMEDY SET FORTH IN SECTION 12.2.2, IN NO EVENT WILL EITHER PARTY'S LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT EXCEED THE GREATER OF: (i) ALL AMOUNTS PAID BY GATEWAY TO ESOFT UNDER THIS AGREEMENT, OR (ii) THE AMOUNT OF [...***...].

13.   INSURANCE

      13.1 Coverages. eSoft shall, and shall require its employees, agents and subcontractors, to secure and maintain at its own expense, the following insurance with companies satisfactory and acceptable to Gateway and shall furnish to Gateway certificates evidencing such insurance prior to commencing work at Gateway's premises and thereafter as required by Gateway. Such certificates shall contain a provision whereby the policy and/or policies shall not be canceled or altered without at least thirty (30) days' prior written notice to Gateway. eSoft will provide Gateway certificates evidencing such increased coverages within thirty (30) days of the effective date of the applicable policy.

           13.1.1 Workers' Compensation and Employer's Liability Insurance covering Company Employees which shall fully comply with the statutory requirements of all state laws as well as federal laws which may be applicable.

           13.1.2 Comprehensive General Liability Insurance with a general aggregate of [...***...].

           13.1.3 Automobile Liability Insurance covering all owned and non-owned vehicles and equipment used by eSoft with a minimum combined single limit of [...***...].

***CONFIDENTIAL TREATMENT REQUESTED

           13.1.4 Umbrella Liability Insurance coverage with a minimum combined single and aggregate limit of [...***...].

           13.1.5 Errors and Omissions Insurance with a minimum combined single and aggregate limit of [...***...].

           13.1.6 Product Liability Insurance with a combined single and aggregate limit of [...***...].

      13.2 Additional Insured. Every contract of insurance obtained by eSoft hereunder shall name Gateway as an additional insured therein.

14.   MISCELLANEOUS

      14.1 Governing Law. Any claim arising under or relating to this Agreement will be governed by the internal substantive laws of the State of New York, without regard to principles of conflict of laws.

      14.2 Dispute Resolution. All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof will be resolved as follows: The senior management of both parties will meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within [...***...] days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within [...***...] days after the one
            (1) day mediation, either Party may begin litigation proceedings. This Section 14.2 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier than indicated in the foregoing (i) to avoid the expiration of any applicable limitations period, (ii) to preserve a superior position with respect to other creditors, or (iii) seek injunctive relief to prevent an irreparable harm, including harm caused by a breach of confidentiality as set forth in Section 10.

      14.3 Entire Agreement. This document, including attachments, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous negotiations and agreements. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by both parties, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. In the event of any conflict between the terms of the main text of this Agreement and the attached Exhibits, the terms of the main text will control.

      14.4 Assignment. [...***...] may assign its rights or delegate its obligations or any part thereof under this Agreement without prior consent from the other Party. In the event of any such assignment, the Parties shall ensure that the assignee agrees in writing to fully comply with the terms and conditions of this Agreement. Except as provided above, the terms and conditions of this Agreement shall bind and inure to each party's successors and assigns.

***CONFIDENTIAL TREATMENT REQUESTED

      14.5 Force Majeure. Neither Party will be liable for any failure to perform due to unforeseen circumstances or causes beyond the parties' reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, earthquakes, fire, flood, and accident. In the event of force majeure, the delayed party's time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby; provided, however, that if such inability to perform continues for more than fifteen (15) days, the other party may terminate this Agreement without penalty and without further notice.

      14.6 Independent Development. This Agreement does not preclude Gateway or eSoft from (i) evaluating or acquiring similar technologies or products from third parties not a party to this Agreement, (ii) independently developing similar technologies or products without access to or use of Confidential Information, (iii) distributing or marketing similar technologies or products, or making and entering into similar arrangements with other companies so long as such Party does not violate its confidentiality obligations hereunder, infringe or misappropriate any intellectual property rights of the other party, or affect either party's ability to comply with the obligations set forth in this Agreement. Neither party is obligated by this Agreement to make such products or technologies available to the other.

      14.7 Employment of Personnel. The parties agree that neither party shall hire employees of the other party who were directly involved in the Project for the duration of the Agreement, without the prior written consent of the other party. The foregoing notwithstanding, [...***...].

      14.8 Relationship of the Parties. Neither Party hereto will be deemed the agent or legal representative of the other for any purpose whatsoever and each Party will act as an independent contractor with regard to the other in its performance under this Agreement. Nothing herein will authorize either Party to create any obligation or responsibility whatsoever, express or implied, on behalf of the other or to bind the other in any manner, or to make any representation, commitment or warranty on behalf of the other.

      14.9 Notices. Any notice required or permitted to be given under this Agreement will be effective if it is in writing and sent by regular and certified mail, return receipt requested, to the appropriate Party hereto at the address set forth below and with the appropriate postage affixed. Either Party may change its address for receipt of notice by notice to the other Party in accordance with this section. Notices will be deemed given upon receipt if sent via facsimile or within five (5) days of mailing if sent via regular and certified mail, return receipt requested.

            If to eSoft:                      eSoft, Inc.
                                              295 Interlocken Boulevard
                                              Suite 500
                                              Broomfield, Colorado 80021
                                              Attn: General Counsel

            If to Gateway:                    Gateway, Inc.
                                              4545 Towne Centre Court
                                              San Diego, CA 92121
                                              Attn: General Counsel

      14.10 Export. Neither party will export, either directly or indirectly, any software or technical information, without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government. eSoft shall provide Gateway with the U.S. Export Control Classification Number ("ECCN") for each item that Gateway licenses or purchases from eSoft by

***CONFIDENTIAL TREATMENT REQUESTED
            completing and returning to Gateway Exhibit D, attached hereto and incorporated herein by reference. Such information shall be provided prior to fulfillment of the first order for a given item. For any and all instances in which eSoft does not have the ECCN and cannot obtain it by reasonable efforts or by filing an ECCN classification request with the U.S. Department of Commerce, eSoft agrees to respond diligently to Gateway's requests for sufficient information to enable Gateway to determine the correct ECCN for the item. eSoft shall provide Gateway with written advance notice of changes to any of the information provided to Gateway pursuant to this clause.

      14.11 Survival. Unless otherwise provided herein, all of the provisions of Sections 1, 2, 3, 9, 10, 11, 12, and 14 and all other provisions that expressly survive will survive the expiration or termination of this Agreement.

      14.12 Interpretation. This Agreement, including all Exhibits, has been negotiated at arms length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived.

      14.13 Severability. All rights and remedies, whether conferred hereunder or by any other instrument or law, will be cumulative and may be exercised singularly or concurrently. The failure of any Party to enforce any of the provisions hereof will not be construed to be a waiver of the right of that Party thereafter to enforce such provisions or any other provisions hereof. The terms and conditions stated herein are declared to be severable. If any provision or provisions of this Agreement will be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      14.14 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

AGREED TO AND ACCEPTED:

Gateway, Inc.                             eSoft, Inc.


By: /s/ Peter B. Ashkin                   By: /s/ Jeff Finn
    -------------------------                 ----------------------------

Printed Name: Peter B. Ashkin             Printed Name: Jeff Finn
              ---------------                           ------------------
Title: SVP                                Title: Pres. & CEO
       ----------------------                    -------------------------
Date: 2/22/2000                           Date: 2/22/00
      -----------------------                   --------------------------

                                    EXHIBIT A

                              License Fee Schedule

eSoft Software License Fees

The following schedule contains pricing and projected availability dates for the standard eSoft Software modules. These prices reflect the license fees due and payable by Gateway to eSoft. For any OEM customizations, local country/language translations/localizations, or support for custom hardware features, eSoft will develop a mutually agreed Statement of Work to define and estimate such activities. The following schedule is subject to change from time to time due to the availability and release of new software modules and functions.


--------------------------------------------------------------------------------
                                                                     Projected
                                             Required  [...***...]  Availability
 Module ID               Module Name          Modules  License Fee      Date
--------------------------------------------------------------------------------
[...***...]  [...***...]                       None    [...***...]    Q2 2000
--------------------------------------------------------------------------------
  Rph-EMS    Enhanced E-Mail Server           Rph-GW   [...***...]    Q2 2000
--------------------------------------------------------------------------------
  Rph-EFS    Enhanced Firewall                Rph-GW   [...***...]    Q2 2000
--------------------------------------------------------------------------------
  Rph-PPTP   Virtual Private Network - PPTP   Rph-GW   [...***...]    Q2 2000
--------------------------------------------------------------------------------
  Rph-VPN    Virtual Private Network - IPSec  Rph-GW   [...***...]    Q2 2000
--------------------------------------------------------------------------------
  Rph-WEB    Enhanced Web Server              Rph-GW   [...***...]    Q3 2000
--------------------------------------------------------------------------------

*The [...***...] License Fee for the [...***...] Module is based on a [...***...] subscription fee charged to end users of [...***...] or less, excluding DSL or other Internet access fees. If Gateway increases its [...***...] subscription fee to end users above [...***...], then the [...***...] License Fee payable to eSoft for the [...***...] Module shall increase by an amount equal to [...***...] of the difference between the new end user [...***...] subscription fee and [...***...].

Managed Service Fees

--------------------------------------------------------------------------------
                                                      Additional
                                                         User
                                          [...***...]     Fee
  Managed                                 Service Fee    (each      Projected
 Services                        Required  (up to 25   add'l 25    Availability
    ID          Description      Modules    users)      users)         Date
--------------------------------------------------------------------------------
 Rph-SF25   URL and content       Rph-GW  [...***...] [...***...]    Q2 2000
            filtering
--------------------------------------------------------------------------------
  Rph-MFS   Managed Firewall      Rph-GW  [...***...] [...***...]    Q3 2000
            Services - Basic     Rph-EFS
--------------------------------------------------------------------------------

***CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

--------------------------------------------------------------------------------
 Rph-MVPN   Managed VPN           Rph-GW  [...***...] [...***...]    Q3 2000
            Services - Basic     Rph-VPN
--------------------------------------------------------------------------------

Territory

Gateway's territory shall be the following:

             Worldwide

Consulting Fees

The eSoft hourly rate for Consulting Services is set forth below:

--------------------------------------------------------------------------------
    Position/Description                                          Hourly Rate
--------------------------------------------------------------------------------
Senior Engineer                                                   [...***...]
--------------------------------------------------------------------------------
Engineer                                                          [...***...]
--------------------------------------------------------------------------------
Associate Engineer                                                [...***...]
--------------------------------------------------------------------------------
Senior QA Engineer                                                [...***...]
--------------------------------------------------------------------------------
QA Engineer                                                       [...***...]
--------------------------------------------------------------------------------
Senior Project Manager                                            [...***...]
--------------------------------------------------------------------------------
Project Manager                                                   [...***...]
--------------------------------------------------------------------------------
Project Assistant/Administrator                                   [...***...]
--------------------------------------------------------------------------------
User Interface Specialist                                         [...***...]
--------------------------------------------------------------------------------
Security/Encryption Specialist                                    [...***...]
--------------------------------------------------------------------------------
Development Manager                                               [...***...]
--------------------------------------------------------------------------------

***CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                       MAINTENANCE AND SUPPORT OBLIGATIONS

eSoft will have the following maintenance and support obligations during the term of the Agreement:

1. Training. eSoft shall provide, at no additional cost to Gateway, three "train the trainer" training sessions to Gateway personnel at eSoft's expense as requested by Gateway. Each training session, which may include up to fifteen (15) students, shall cover sales, technical support, and engineering issues related to the Licensed Products. Such training would be either at Gateway's facility or at eSoft's facility, at the sole discretion of Gateway. If at Gateway's location, Gateway would reimburse the travel and living expenses associated with the training session, using Gateway's contractor travel policy and pre-approved travel. Training dates and locations will be mutually agreed to between the Parties prior to training. eSoft grants Gateway permission to videotape any and all training sessions for use at its facilities worldwide. Thereafter, eSoft agrees to provide reasonable training for Upgrades and Major Releases. Additional training shall be subject to payment of eSoft's standard fees for said training, plus any incidental expenses.

2. Maintenance and Routine Support. During the term of this Agreement, for Licensed Products marketed and distributed by Gateway, eSoft will provide, at no additional cost to Gateway, reasonable maintenance and support as described in this paragraph 2. eSoft shall supply Gateway with its support documentation necessary to enable Gateway to provide first level support to Gateway's customers. In addition, eSoft shall permit Gateway on-line and other access to the internal buglist for the Licensed Products or an equivalent database for the Licensed Products. eSoft shall make [...***...] efforts to supply Gateway with second level support for the Licensed Products. eSoft shall provide support only to Gateway authorized personnel. eSoft will provide telephone responses to Gateway within four hours of receipt of Gateway's telephone support questions. eSoft will be available to take Gateway's support questions from [...***...] Mountain Time (Standard or Daylight during the appropriate season). In addition, an eSoft technician will available by pager to provide support on a 24 x 7 basis. eSoft will provide the contact information for such support to Gateway within a reasonable time following the execution of this Agreement. eSoft plans to begin offering full technical support on a 24 x7 basis during the Year 2000 and, when it does so, support will be available to Gateway throughout the Territory an a 24 x7 basis at no additional charge. If Gateway, in its sole judgment and discretion, determines it cannot efficiently or effectively remedy a problem with the Licensed Product and/or eSoft Deliverables in supporting its customers, Gateway shall furnish eSoft a problem report which shall identify and describe the problem using the priority descriptions set forth in the table below. Upon receiving a problem report from Gateway and unless the parties otherwise agree in writing, eSoft shall respond and correct the problem in accordance with the following table.

***CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

--------------------------------------------------------------------------------
Priority      Description           Written         Patch, work     Formal fix,
                                acknowledgement  around, temporary  update fix,
                                   of problem     fix, bug fix, or  upgrade, or
                                     report        update release   enhancement
                                  delivered to
                                    Gateway
--------------------------------------------------------------------------------
Fatal         Condition which   Within           Constant effort       Within
              precludes all     [...***...]      by highly          [...***...]
              useful work from  from receipt of  qualified eSoft      calendar
              being done        initial notice.  personnel until        days
                                                 relief is
                                                 provided, but not
                                                 more than
                                                 [...***...] from
                                                 receipt of
                                                 initial notice.
--------------------------------------------------------------------------------
Severe Impact Condition which   [...***...]      Constant effort       Within
              precludes one or                   by highly          [...***...]
              more major                         qualified eSoft      calendar
              functions from                     personnel until        days
              being performed                    relief is
                                                 provided, but not
                                                 more than
                                                 [...***...] from
                                                 receipt of
                                                 initial notice.
--------------------------------------------------------------------------------
Degradation   Condition which   [...***...]      [...***...] days      Within
              disables one or                                       [...***...]
              more                                                      days
              non-essential
              functions from
              being performed
--------------------------------------------------------------------------------
Minimal       Any other         [...***...]      [...***...] days      Within
Impact        condition                                             [...***...]
              requiring                                                 days
              correction
--------------------------------------------------------------------------------

3. Gateway's Obligations. To assist eSoft in providing the most effective responsiveness to trouble reporting and solution, within a reasonable time following the execution of this Agreement, Gateway will provide access (which at Gateway's option, may be on-site at a designated Gateway facility) to [...***...] Gateway systems in which the problems can be reproduced (if eSoft does not have such systems available), and access to Gateway's hardware and software debugging resources, if eSoft so requests. The Parties will mutually agree upon the provision of access to any additional Gateway Products during the term of this Agreement,

4. Bug Fixes. If eSoft discovers any bugs in the technology delivered to Gateway hereunder, eSoft shall immediately report same in writing to Gateway. If eSoft creates a bug fix or maintenance release of the related technology, eSoft shall make the bug fix available to Gateway no later than it is made available to any other third party.

***CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                              GATEWAY TRAVEL POLICY
                           Effective February 1, 2000

All business travel is to be conducted on the most cost effective basis, consistent with the business requirements of the specific circumstances. It is the policy of Gateway's to reimburse on a timely basis those actual expenses that are:

      1.)   Reasonable and necessary
      2.)   Related to the conduct of business for Gateway
      3.)   Properly authorized, and
      4.)   Properly documented

Business travel must be approved by the Project Manager responsible for the Gateway consulting job.

Gateway reserves the right to change this policy at any time.

eSoft is required to make their own travel arrangements. eSoft must select the flight and carrier offering the lowest available airfare based upon the following criteria: a) business needs of the traveler; b) availability of nonstop flights; c) lowest priced airport in multiple-airport cities when practical; and d) routings with the shortest amount of travel time. No business class or first class travel is permitted on domestic flights (which includes flights solely within the borders of any country), although travelers may upgrade at their own expense or through the use of frequent flyer points. Whenever possible, airline tickets should be purchased 7 - 14 days in advance of the scheduled travel date to take advantage of discounts. For both domestic and international flights, prepaid tickets waiting at the airline's check-in counter are not permitted, except in emergency situations.

AIR TRAVEL - INTERNATIONAL

For all international travel, eSoft must make their own travel arrangements. eSoft must select the flight and carrier based on the same criteria established for US travel. All international flights will be coach class unless the cost differential between coach and business is less than $1,500, and the flying time between locations is more than four hours. First class travel will not be reimbursed. Individuals may upgrade at their own expense or through the use of frequent flyer points. Whenever possible, international airline tickets should be purchased 21 days in advance of the scheduled travel date to take advantage of discounts.

LODGING

eSoft should ask the Gateway location they are visiting if they have a preferred hotel and corporate rate. A consultant is pre-approved for a standard single-room accommodation. Any upgrades in a room accommodation will be at consultant's expense. For lodging longer than fifteen (15) consecutive days, changes in room accommodations will be approved on a case-by-case basis,

The following is a list of preferred hotels which offer corporate rates to
Gateway:

Domestic Gateway Location   Phone Number   Address
--------------------------------------------------------------------------------------
North Sioux City, SD
Comfort Inn                 605/232-3366   115 Streeter Dr, North Sioux City, SD 57049
Country Suites              605/232-3500   201 Tower Rd, North Sioux City, SD 57049
Marina Inn                  402/494-4000   4th & B Sts, South Sioux City, NE 68776
Riverboat Inn               712/277-9400   701 Gordon Dr, Sioux City, IA 51 1 01
Kansas City, MO
Marriott Downtown           816/421-6800   200 W 12th St, Kansas City, MO 64106
Radisson Suite Hotel        816/221-7000   106 W 12th St, Kansas City, MO 64106

                                    EXHIBIT C

Hampton. VA
Holiday Inn                 804/838-0200   1815 W Mercury Blvd, Hampton, VA 23666
Sioux Falls, SD
Best Western Ramkota Inn    605/336-0650   2400 N Louise Ave, Sioux Falls, SD
Comfort Suites              605/362-9711   3208 Carolyn Ave, Sioux Falls, SD
Fairfield Inn by Marriott   605/361-2211   4501 W Empire Place, Sioux Falls, SD
San Diego, CA
Hyatt Regency LaJolla       858/552-1234   3777 LaJolla Village Drive, San Diego, CA
Marriott LaJolla            858/587-1414   4240 LaJolla Village Drive, San Diego, CA
Embassy Suites LaJolla      858/453-0400   4550 LaJolla Village Drive, San Diego, CA

Orange County, CA
Candlewood Suites                          Lake Forest
Embassy Suites                             Irvine
Residence Inn                              Irvine
Hampton Inn
Hyatt Regency                              Irvine

Int'l. Gateway Location     Phone Number   Address
------------------------------------------------------------------------------------------------
Dublin, Ireland
Conrad International Dublin 35316765555    Earlsfort Terrace, Dublin, Ireland

Sydney, Australia
Stamford North Ryde         6128881077     Epping and Herring Road, Box 368, North Ryde
                                           Sydney, NSW Australia 2113

Singapore
Pan Pacific Singapore       653368111      Marina Square 7 Raffles Blvd., 0103 Singapore SG

Tokyo, Japan
Shinagawa Prince Hotel      0334401111     10-30 Takanawa 4 Chome, Minato-ku Tokyo 108 Japan

Melaka, Malaysia
Riviera Bay Resort MA       063151111      10 KM JLN Tanjung Kling, Malacca 76400 Malaysia

It is understood that exceptions, approved by the Project Manager responsible for the Gateway consulting, may be made for a consultant.

RENTAL CARS

Gateway's preferred rental car companies are National (800-CAR-RENT) ID # 5765874 and Hertz Car Rental (619/220-5222) ID# 348179. These rental car companies should be used by consultant whenever possible under the Gateway corporate rate. A consultant must refuel the rental vehicle prior to its return. Refueling by the rental car company is not a reimbursable expense. Gateway will not reimburse travelers for any traffic or parking violations he/she may incur. Insurance offered by the car rental agencies is not a reimbursable expense. It is the responsibility of consultant's company to ensure the consultant has sufficient insurance coverage for business purposes.

The size of the rental car is based on the amount of travelers. 1 to 4 consultants traveling together may rent a mid-size model; 5 to 6 consultants traveling together may rent a full-size model; and more than 6 consultants traveling together may rent a mini-van or 2 mid-size models. Consultants traveling outside

                                    EXHIBIT C

the United States should consider alternate modes of transportation prior to requesting a rental car. Often times, trains, taxis or buses will be more efficient and less cost prohibitive.

TRAVEL BY PERSONAL AUTOMOBILE

In the event travel by personal automobile is more cost-effective than another mode of transportation and is approved by the Project Manager responsible for the Gateway consulting job, a mileage allowance of $0.31 per mile will be used to reimburse the consultant for the use of their personal car. This allowance rate covers all out-of-pocket operating expenses as well as any wear and tear on the vehicle. Distance will be the actual mileage incurred and indicated on the consultant's expense report. Gateway will reimburse for travel to/from Gateway's place of business, but not for personal travel or travel for entertainment.

MEAL EXPENSES

For domestic business, meals will be reimbursed on an actual and reasonable basis up to the IRS guideline of $36 per day. The current maximum federal per diem rates for meals and incidental expenses (including laundry expenses, fees and tips) for Gateway International locations are:

            Sydney, Australia                                   $ 77
            Dublin, Ireland                                     $ 83
            Tokyo, Japan                                        $111
            Yokohama, Japan                                     $107
            Kuala Lumpur, Malaysia                              $ 65
            Melaka, Malaysia                                    $ 49
            Singapore                                           $ 76

When submitting a meal expense for more than 1 person, the names of all individuals, amounts of the meals and receipts must accompany the invoice,

TELEPHONE

Consultants should be sensitive to the costs associated with making personal calls and try to limit the calls to less than 15 minutes per day while on domestic or international business. When practical, phone calls should be made from the Gateway location. Consultants should not use hotel room phones unless necessary, as many hotels add a surcharge. Likewise, all business-related faxes and photocopies should be made at Gateway's facility unless otherwise necessary.

SUPPORTING DOCUMENTATION AND REIMBURSEMENT

Each consultant will provide Gateway with receipts for all reimbursable expenses submitted for payment in accordance with this policy.

EXAMPLES OF ADDITIONAL REIMBURSABLE EXPENSES

      o     Air freight/Overnight delivery for business purposes
      o     Currency conversion fees
      o     Ground/Air transportation
      o     Laundry/dry cleaning for trips exceeding 7 days only
      o Parking (with regard to airline flights, consultants should use long-term parking at all airport locations for their personal automobile or another mode of transportation to get to the airport, whichever is more cost effective)
      o Tips (limited to 15% or an amount that is generally acceptable by local custom)
      o     Tolls/Airport fees
      o Visa/Passport/Consulate fees (Visa fees should be for the length of the project only)
      o     Business required inoculations

                                    EXHIBIT C

EXAMPLES OF NON REIMBURSABLE EXPENSES

      o     Airline club memberships
      o     Clothing
      o Personal Expenses (vacation, books, magazine, barbers, toiletries, etc.)
      o     Movies, including hotel pay-per-view
      o No show charges for hotels (situations with extenuating circumstance will be reviewed on an individual basis)
      o     Personal entertainment
      o     Traffic and parking fines
      o Billable hours while traveling (applies to both domestic and international travel)
      o Upgrades of any type (domestic airline tickets, hotel suites, car rentals, etc.)
      o     Loss of personal property (responsibility of airline)
      o     Alcoholic beverages
      o Cost of personal meals before departing on a business trip or after returning
      o All expenses for personal activities that are in conjunction with business travel (i.e. stopovers or side trips)

                                    EXHIBIT D

                                    ECCN Form

                      INTERNATIONAL TRADE INFORMATION FORM

-----------------------------------------------------------------------------------------------------------------------------------
                                                          SUPPLIER SECTION
-----------------------------------------------------------------------------------------------------------------------------------
General Information
-----------------------------------------------------------------------------------------------------------------------------------
1.   Product                          Redphish gateway software              2.   Model/          Rph-GW
     (Hardware/Software):                                                    Version:
-----------------------------------------------------------------------------------------------------------------------------------
3.   Gateway Part #:

-----------------------------------------------------------------------------------------------------------------------------------
4.   Product Description:  Internet gateway software for use in conjunction with Gateway hardware.  Used at customer premise to provide shared Internet and email connectivity to local area network users.
-----------------------------------------------------------------------------------------------------------------------------------
5.   Manufacturer/ Supplier           Address:

eSoft, Inc.                           295 Interlocken Blvd., Suite 500, Broomfield, CO 80021
-----------------------------------------------------------------------------------------------------------------------------------
Primary Trade Information
-----------------------------------------------------------------------------------------------------------------------------------
6.   What is the country(ies) of origin?
     [List all countries of origin if product will be sourced from or manufactured in multiple locations] United States of America
-----------------------------------------------------------------------------------------------------------------------------------
7.   If country of origin is United States, Mexico, or Canada, is the item NAFTA Qualified?
     (Yes or No)
     [If yes, attach NAFTA Certificate of Origin]  We should be qualified for software only
-----------------------------------------------------------------------------------------------------------------------------------
8.   HTS #:                                                       9.   ECCN #:
                                                                       [Include paragraph/subparagraph if possible]
-----------------------------------------------------------------------------------------------------------------------------------
Hardware Product Information
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type & Speed:                                      10A. Processor CTP
                                                                       Rating in MTOPS:
-----------------------------------------------------------------------------------------------------------------------------------
11.  Supplier FCC ID # and Grantee's Address:                     12.  Supplier FDA/Accession # and Grantee's Address:

     [If Applicable]                                                   [Laser printer, CRT monitor, CD ROM Drives]
-----------------------------------------------------------------------------------------------------------------------------------
Software Product Information
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment?  (Yes or No)  Yes

-----------------------------------------------------------------------------------------------------------------------------------
14.  Does software contain encryption?  (Yes or No)  Yes with VPN module only
     [If yes continue to question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15.  What is the length (DES) of the encryption?  (40-bit, 56-bit, 128 bit, [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

-----------------------------------------------------------------------------------------------------------------------------------
16.  If 56-bit or less, has software been reviewed and approved by the U.S. Department of
     Commerce?  Yes, 56-bit version has been approved.
-----------------------------------------------------------------------------------------------------------------------------------
Supplier Source of Information and Approval
-----------------------------------------------------------------------------------------------------------------------------------
Completed by:                                                          Phone #:
-----------------------------------------------------------------------------------------------------------------------------------
Title:                                                                 Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

Purpose of Form: The products and/or software which Gateway is purchasing or may purchase could be the subject of an import and/or export transaction. Certain information is required in order for Gateway to be able to conduct such transactions in the most efficient/cost effective manner possible and in full compliance with all applicable laws and regulations.

Reliance: Gateway will be relying on the accuracy of the signed form. Therefore, any temporary or permanent changes in the information provided must be immediately communicated in writing to the appropriate Gateway contact.

Definitions:

Box #4 - Product Description: This box should include a general description of what the item is, how it operates, important measures, and strength relative to other similar products.

Box #6 - Country of Origin: Place where the article was manufactured (not the place where the shipment originated). If the article has been processed in more than one country, the country of origin is the last country in which the article underwent a "substantial transformation." In other words, further work or material added to an article in another country must effect a "substantial transformation" in order to render such other country as the country of origin. A substantial transformation occurs when articles lose their identity and become new and different articles of commerce, having a new name, character or use.

Box #8 - HTS (Harmonized Tariff Schedule) Number: A 10 digit classification that is used by the various Customs services to classify product for import/export on a worldwide basis. Should you require assistance in determining the classification for your product, you may access U.S. Custom's web site at www.customs.untreas.gov, or contact your local Customs office or broker.

Box #9 - Export Control Classification Number ("ECCN"): A 5 digit classification used to identity applicable export licensing requirements. NOTE: ECCN is not the same as a HTS classification or a Schedule B classification. Within each ECCN a given item will defined under a particular paragraph or subparagraph. For a complete description of each ECCN's composition, see Section 738.2(c) of the Export Administration Regulations (15 CFR Part 738). Should you require assistance in determining the classification for your product, you may contact the Bureau of Export Administration's Export Counseling Division at (202) 482-4811 or (202) 482-3617, or at "http//www.bxa.doc.gov".

Box #s 10 & 10A - Processor Type, Speed and CTP Rating in MTOPS: For purposes of this field, "processor" means a monolithic integrated circuit or multi-chip integrated circuit containing an arithmetic logic unit (ALU) capable of executing a series of general purpose instructions from in external storage. It normally does not contain user-accessible storage, although storage present on-the-chip may be used in performing its logic function. The definition includes chip sets that are designed to operate together to provide the function of a processor.

Box #11 - U.S. Federal Communication Commission ("FCC") ID Number: The manufacturer (or importer for an imported device) is required to ensure that the measurements necessary to determine compliance with the technical standards are performed. A copy of the measurement report showing compliance with FCC standards must be retained by the manufacturer and, if requested, be submitted to the Commission. U.S. importers are required to submit an FCC form with their import shipments.

Box #12 - U.S. Food and Drug Administration ("FDA")/Accession Number: Section 536(a) of the Electronic Product Radiation Control provisions of the Federal Food, Drug, and Cosmetic Act (the Radiation Control for Health and Safety Act of
1968) requires that all imported electronic products, for which applicable radiation performance standards exist, shall comply with the standards and shall bear certification of such compliance. U.S. importers are required to submit an FDA form with their import shipments.

Box #13 - "Mass Market" Treatment: This treatment is available for software that is generally available to the public by being: 1) sold from stock at retail selling points, without restriction, by means of over the counter transactions, mail order transactions, telephone call transactions, or Internet transactions; and 2) designed for installation by the user without further substantial support by the supplier (See 15 CFR Section 740.13). Note: "Mass market" treatment is not available for encryption software unless the length of the encryption string is 56 bits or less and the software has undergone a one time review by the U.S. Department of Commerce (See 15 CFR Sections 742.15(b)(1), Supplement No. 6 to
Part 742 and 748.3(b)(3)).

Box #14 - Encryption Software: Computer programs that provide capability of encryption/decryption functions or confidentiality of information or information systems. Such software includes source code, object code, applications software, or system software.

Box #16 - One Time Review by the U.S. Department of Commerce: Refer to 15 CFR
Section 742.15 and Supplement No. 6 to Part 742.

Box #21 - Packing Costs: This means the cost of all containers (exclusive of international shipping containers) and coverings of whatever nature and of packing used in placing merchandise in condition, packed ready for shipment.

Box #22 - Selling Commission: Any commission paid to an agent who is related to, controlled by, or works for or on behalf of the manufacturer or seller.

Box #23 - Assist: An "assist" is a cost which must necessarily he incurred to produce an imported article. Whenever Gateway as importer donates an item to the manufacturer at no cost or token value, and that item is essential to the production of the final article, it is usually an "assist" and is part of dutiable value. The test for an assist is whether the final imported article could not be produced by the manufacturer without the item provided. Any of the following, if supplied by Gateway to the manufacturer free of charge or at a reduced cost, would constitute an assist: 1) materials, components, parts, and similar items incorporated in the imported merchandise.

                       FIRST AMENDMENT TO MASTER SOFTWARE
                         LICENSE AND SERVICES AGREEMENT

      This FIRST AMENDMENT TO MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT ("Amendment") is made by and between eSoft, Inc., with offices at 295 Interlocken Boulevard, Suite 500, Broomfield. Colorado 80021("eSoft"), and Gateway, Inc., with offices at 4545 Towne Centre Court, San Diego, CA, 92121 ("Gateway"). eSoft and Gateway are each referred to below as a "Party," and collectively as the "Parties". This Amendment becomes effective on September 15, 2000 ("Effective Date").

                                    RECITALS

A. Gateway develops and markets a wide variety of computer hardware and software products and computer-related services in various market segments.

B. eSoft provides a family of Linux-based Internet software, appliances and services that enable small to medium-sized businesses to reliably connect with and take advantage of the Internet.

C. The Parties entered into a Master Software License and Services Agreement effective February 22, 2000 (the "Agreement").

D. The Parties entered into a Statement of Work pursuant to the Agreement on or about April 12, 2000 (as subsequently amended by mutual agreement of the Parties, the "Statement of Work").

E. The Parties now wish to set forth additional terms and conditions under which Gateway and eSoft will perform their respective obligations under the Agreement, as described in more detail below.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of and conditioned on the Recitals set forth above and incorporated in this Agreement, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. PRODUCT LAUNCH. Subject to the Parties' respective compliance with the product timelines and functionality set forth in the Statement of Work, Gateway will introduce the products described in the Agreement and the Statement of Work into the United States market on or before October 31, 2000.

2. PRODUCT COMMITMENT.

      2.1 Subscriber Commitment. Subject to the provisions of this Section 2, Gateway will register a cumulative total of [...***...] subscribers for a bundled ISP/server program, or in the aggregate for all bundled ISP server programs, implementing eSoft's software on Gateway's hardware (such as the "Basic Package" referred to in Section 4.1.1 of the Statement of Work), or any modifications, enhancements or alterations thereof) (the "Products") at market prices [...***...]. Such subscribers will be registered by Gateway no later than the dates set forth below:

***CONFIDENTIAL TREATMENT REQUESTED

    Date                                          Gross Number of Subscribers
                                                       Registered to Date

[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]

      2.2 Pricing. Gateway shall have the ultimate discretion in setting the price at which Gateway sells the Products to Gateway's subscribers.

      2.3 Failure to Achieve Subscriber Commitment. If Gateway does not register the required number of subscribers by the dates set forth above, Gateway shall nonetheless be required to pay to eSoft [...***...] the [...***...] revenues received by eSoft from actual Gateway subscribers for the Products (if any) and the [...***...] revenues that eSoft would have received had Gateway met its subscriber commitment until such time as Gateway [...***...] its subscriber commitment. If Gateway achieves registration of the required number of subscribers within a particular [...***...], the amount owed by Gateway will be adjusted pro rata to the number of days in which Gateway did not have the required number of subscribers. Amounts owing to eSoft pursuant to this Section
2.3 shall be paid by Gateway to eSoft on a quarterly basis in arrears. As part of Gateway's quarterly report submitted to eSoft pursuant to Section 4.1 of the Agreement, Gateway shall indicate whether it achieved registration of the required number of subscribers (including the number of gross additions and subscriber terminations during the quarterly period) and, if Gateway has not achieved such registration, Gateway shall set forth its calculation of the amounts owing to eSoft pursuant to this Section 2.3. Amounts owing by Gateway pursuant to this Section 2.3 shall be received by eSoft no later than [...***...] following the end of each calendar quarter (e.g. no later than [...***...]).

      2.4 Gateway's Obligations in Registering Subscribers. The subscriber commitments set forth in Section 2.1 require Gateway to register a cumulative total number of subscribers by certain dates, and do not require Gateway to have registered on a certain date a net number of subscribers. To protect eSoft against arbitrary actions by Gateway that may have the effect of frustrating the purpose of the subscriber commitments set forth in Section 2.1, until June 30, 2002, Gateway shall not take unilateral action to terminate the subscriptions of registered subscribers other than for cause, such as the failure of a subscriber to pay any subscription fees then payable to Gateway. A subscriber's non-renewal of a subscription shall not be considered to be unilateral action by Gateway.

      2.5 Limitation on Gateway's Obligations Relating to the Subscriber Commitment. Gateway's obligations pursuant to this Section 2 shall be subject to eSoft's compliance with its obligations under the Agreement (as modified by this Amendment) and the Statement of Work, as well as eSoft's continued development and enhancement of the Products.

      2.6 License Fee. eSoft and Gateway acknowledge that the license fees set forth in Exhibit A to the Agreement are subject to change based upon market conditions. Any change to the license fees set forth in Exhibit A to the Agreement shall be mutually agreed by eSoft and Gateway and shall take into account [...***...] to Gateway and [...***...] to Gateway's subscribers of the components that make up the subscription offering.

***CONFIDENTIAL TREATMENT REQUESTED

3. MISCELLANEOUS.

      3.1 Source Code Escrow Agreement. eSoft and Gateway shall enter into the source code escrow agreement in the form attached hereto as Exhibit A, and [...***...] shall pay [...***...] associated with such escrow.

      3.2 Continuation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect.

      3.3 Entire Agreement. This Amendment, together with the Agreement and the Statement of Work, including attachments, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous negotiations and agreements. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by both parties, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

      3.4 Interpretation. This Amendment has been negotiated at arms length and between persons sophisticated and knowledgeable in the matters dealt with in this Amendment. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived.

      3.5 Severability. All rights and remedies, whether conferred hereunder or by any other instrument or law, will be cumulative and may be exercised singularly or concurrently. The failure of any Party to enforce any of the provisions hereof will not be construed to be a waiver of the right of that Party thereafter to enforce such provisions or any other provisions hereof. The terms and conditions stated herein are declared to be severable. If any provision or provisions of this Amendment will be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      3.6 Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

***CONFIDENTIAL TREATMENT REQUESTED

AGREED TO AND ACCEPTED:

Gateway, Inc.                          eSoft, Inc.


By: /s/ William M. Elliott             By: /s/ Jeff Finn
    ---------------------------            ---------------------------

Printed Name: William M. Elliot        Printed Name: Jeff Finn
              -----------------                      -----------------
Title: Senior Vice President           Title: President
       ------------------------               ------------------------
Date: 9/15/00                          Date: 9/14/00
      -------------------------              -------------------------

                           PREFERRED ESCROW AGREEMENT

                      Account Number ______________________

This Agreement is effective September 15, 2000 among DSI Technology Escrow Services, Inc. ("DSI"), eSoft, Inc. ("Depositor") and Gateway, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5 Depositor's Representations. Depositor represents as follows:

      a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

      b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

      c. The Deposit Materials are not subject to any lien or other encumbrance;

      d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

      e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 60 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4 -- RELEASE OF DEPOSIT


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

4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean the following:

      a. Depositor's failure to carry out obligations imposed on it pursuant to the license agreement; or

      b. Depositor's failure to continue to do business in the ordinary course.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have ten business days to deliver to DSI contrary instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary;
(b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this


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

Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

      a.    Depositor's Representations (Section 1.5);

      b.    The obligations of confidentiality with respect to the Deposit
            Materials;

      c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

      d.    The obligation to pay DSI any fees and expenses due;

      e.    The provisions of Article 7; and

      f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a


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

party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

      a.    Give DSI at least two business days' prior notice of the hearing;

      b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

      c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.


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

ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.


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

8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


            eSoft                                     Gateway, Inc.
--------------------------------------    --------------------------------------
Depositor                                 Preferred Beneficiary

By: /s/ Jeff Finn                         By: /s/ William M. Elliott
   -----------------------------------       -----------------------------------

Name:   Jeff Finn                         Name:   William M. Elliott
     ---------------------------------         ---------------------------------

Title:  President                         Title:  Senior Vice President
      --------------------------------          --------------------------------

Date:   9-14-00                           Date:   9-15-00
     ---------------------------------         ---------------------------------


                  DSI Technology Escrow Services, Inc.

                  By:
                     -----------------------------------

                  Name:
                       ---------------------------------

                  Title:
                        --------------------------------

                  Date:
                       ---------------------------------

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

                                                                       EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                      Account Number ______________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

1. All source code relating to the licensed modules outlined in Exhibit A of the Master Software Licensing and Services Agreement including:

      Module Name                                           Module ID
      ---------------------------------------------------------------
      Gateway                                               Rph-GW
      Enhanced E-Mail Server                                Rph-EMS
      Enhanced Firewall                                     Rph-EFS
      Virtual Private Network- PPTP                         Rph-PPTP
      Virtual Private Network- IPSec                        Rph-VPN
      Enhanced Web Server                                   Rph-Web
      URL and Content Filtering                             Rph-SF25
      Managed Firewall Services- Basic                      Rph-MFS

2. All source code relating to the Statement of Work executed by the parties. For example the source code necessary to support the deliverables outlined in Statement of Work 001 including the Gateway User Interface, ISP Configuration and Installation and Gateway Redphish Features and Functionality Specification Changes

3. All source code for the open source software modules necessary to facilitate the functionality of the licensed modules and software modifications made under a Statement of Work including but not limited the following:

        -----------------------------------------------------------------------
        Package name
        -----------------------------------------------------------------------
        Modified by ESoft
        -----------------------------------------------------------------------
        apache                  jove                      qpopper
        -----------------------------------------------------------------------
        autorpm                 kernel                    samba
        -----------------------------------------------------------------------
        diald                   libjavascript             squid
        -----------------------------------------------------------------------
        exim                    lm_sensors2               sudo
        -----------------------------------------------------------------------
        fetchmail               openldap                  frontpage
        -----------------------------------------------------------------------
        i2c                     Openldap-servers          ESoft created
        -----------------------------------------------------------------------
        ipfwd                   Pb_driver                 libapexx
        -----------------------------------------------------------------------
        ipmasqadm               Perl-Mail-Sendmail        Ti-GTW_PEABODY
        -----------------------------------------------------------------------
        jesred                  Perl-libnet               Ti-GTW_PEABODY-LnF
        -----------------------------------------------------------------------

The Depositor agrees to maintain escrow for all Enhancements Upgrades, and Major Releases licensed to the Preferred Beneficiary by Contract, Addendum or Statement of Work.


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

               eSoft                                Gateway,Inc
-------------------------------------    ---------------------------------------
Depositor                                Preferred Beneficiary


By: /s/ Jeff Finn                        By: /s/ William M.Elliott
    ---------------------------------        -----------------------------------

Name: Jeff Finn                          Name: William M. Elliot
      -------------------------------          ---------------------------------

Title: President                         Title: Senior Vice President
       ------------------------------           --------------------------------

Date: 9-14-2000                          Date: 9/15/00
      -------------------------------          ---------------------------------


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

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _______________________________________________________

Account Number _______________________________________________________________

Product Name__________________________________________Version_________________
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity    Media Type & Size            Label Description of Each Separate Item

______      Disk 3.5" or ____

______      DAT tape ____mm

______      CD-ROM
______      Data cartridge tape ____

______      TK 70 or ____ tape

______      Magnetic tape ____

______      Documentation

______      Other ______________________

PRODUCT DESCRIPTION:

Environment___________________________________________________________________

DEPOSIT MATERIAL INFORMATION:

Is the media encrypted? Yes / No If yes, please include any passwords and the decryption tools.

Encryption tool name____________________________________Version_______________
Hardware required_____________________________________________________________
Software required_____________________________________________________________
Other required information____________________________________________________

I certify for Depositor that the above described_______________________DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI:________________________materials (any exceptions are noted above):

Signature________________________         Signature___________________________
Print Name_______________________         Print Name__________________________
Date_____________________________         Date Accepted_______________________
                                          Exhibit B#__________________________

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123
                                                                  (858) 499-1600


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

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                      Account Number ______________________

Notices, deposit material returns and             Invoices to Depositor should be
communications to Depositor                       Addressed to:
should be addressed to:
                                                  Company Name: eSoft, Inc.
Company Name: eSoft, Inc.                         Address: 295 Interlocken Blvd., # 500
Address: 295 Interlocken Blvd., # 500                      Broomfield, Colorado 80021
         Broomfield, Colorado 80021
                                                  Contact: Joan Morgan
Designated Contact: Joan Morgan                   ________________________________________
Telephone: (303) 444-1600                         P.O.#, if required:_____________________
Facsimile: (303) 444-1640
                                                  Invoices to Preferred Beneficiary
Notices and communications to                     should be addressed to:
Preferred Beneficiary should be addressed to:
                                                  Company Name: Gateway, Inc.
Company Name: Gateway, Inc.                       Address: Accounts Payable, Mail Drop W-37
Address: 4545 Towne Centre Court                           610 Gateway Drive
         San Diego, California 92121                       North Sioux City, SD  57049
                                                  Contact: Susan Terminesi
Designated Contact: General Counsel               ________________________________________
Telephone: (858) 799-3401                         P.O.#, if required:_____________________
Facsimile: (858) 799-3413

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and notices to       Invoice inquiries and fee remittances
DSI should be addressed to:                       to DSI should be addressed to:

DSI Technology Escrow Services, Inc.              DSI Technology Escrow Services, Inc.
Contract Administration                           Accounts Receivable
9265 Sky Park Court, Suite 202                    PO Box 45156
San Diego, CA 92123                               San Francisco, CA 94145-0156

Telephone: (858) 499-1600                         (858) 499-1636
Facsimile: (858) 694-1919                         (858) 499-1637

Date:  September 15, 2000


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